Exhibit 99.1
UL Solutions Inc. Reports Strong Third Quarter 2024 Results
Third Quarter 2024 (Comparisons to Third Quarter 2023 unless otherwise noted)1
•Strong revenue growth of 8.1% to $731 million, including 9.3% organic growth
•Net income of $94 million or, $0.44 per diluted share
•Adjusted Net Income of $104 million increased 6.1%
•Adjusted EBITDA of $183 million increased 12.3%, Adjusted EBITDA margin of 25.0% expanded 90 basis points
•Net cash provided by operating activities of $394 million and Free Cash Flow of $215 million for the first nine months of 2024
NORTHBROOK, ILLINOIS, USA – (BUSINESS WIRE) – November 5, 2024 − UL Solutions Inc. (NYSE: ULS), a global safety science leader in independent third-party testing, inspection and certification services and related software and advisory offerings, today reported results for the third quarter ended September 30, 2024.
“This is our third quarterly report since becoming a public company and I’m very pleased that our results extended our momentum from the first half of 2024, with all segments and regions contributing positively," said President and CEO Jennifer Scanlon. “We achieved 9.3% organic revenue growth, Adjusted EBITDA margin expansion and continued to generate substantial cash flow as we served our customers in more than 110 countries. Certification testing in Industrial and Consumer segments showed particular strength reflecting megatrends and contributions from recent lab investments.”
Scanlon added that strategic investments to meet growing customer demand in line with global megatrends were exemplified by the Company’s largest lab investment to date - the industrial and EV battery testing facility in Auburn Hills, Michigan.
“This state-of-the-art, 90,000-square-foot facility opened in August with tremendous commercial interest. We also plan to construct a new Advanced Automotive and Battery Testing Center in Pyeongtaek, Gyeonggi-do, Korea, expanding current UL Solutions battery testing capacity in the region,” Scanlon said. “Our investment-grade balance sheet, resilient business model, and strong cash flow profile enable us to expand our capabilities and offerings in important growth sectors, while maintaining a balanced approach to capital allocation.”
Chief Financial Officer Ryan Robinson added, “Our strategy of targeting high-growth sectors in the product TIC industry is yielding positive results. Strong market tailwinds are driving demand for our services, contributing to another quarter of robust performance. Given our strong year-to-date performance, we're strengthening our full-year financial outlook and are on pace to complete our first year as a public company on strong footing.”
Third Quarter 2024 Financial Results
Revenue of $731 million compared to $676 million in the third quarter of 2023, an increase of 8.1%. Organic growth of 9.3% across all segments, led by Industrial and Consumer segments.
Net income of $94 million compared to $57 million in the third quarter of 2023, an increase of 64.9%. Net income margin of 12.9% compared to 8.4% in the third quarter of 2023, an increase of 450 basis points.
Adjusted Net Income of $104 million compared to $98 million in the third quarter of 2023, an increase of 6.1%. Adjusted Net Income margin of 14.2% compared to 14.5% in the third quarter of 2023, as revenue gains were offset by higher compensation costs and interest expense.
Adjusted EBITDA of $183 million compared to $163 million in the third quarter of 2023, an increase of 12.3%. Adjusted EBITDA margin of 25.0% compared to 24.1% in the third quarter of 2023, an increase of 90 basis points. The margin expansion resulted from higher revenue and expense management, led by the Consumer segment.
Third Quarter 2024 Segment Performance
Industrial Segment Results
Industrial revenue of $317 million compared to $290 million in the third quarter of 2023, an increase of 9.3%, or 11.7% on an organic basis. Operating income of $90 million compared to $87 million in the third quarter of 2023. Operating income
1This press release includes references to non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” later in this release for the definitions of each non-GAAP financial measures presented, as well as reconciliations of these measures to their most directly comparable GAAP measures.

margin of 28.4% compared to 30.0% in the third quarter of 2023. Adjusted EBITDA of $106 million compared to $96 million in the third quarter of 2023, an increase of 10.4%. Adjusted EBITDA margin of 33.4% compared to 33.1% in the third quarter of 2023. Revenue and Adjusted EBITDA gains were driven by value-based pricing initiatives, continued demand related to electrical products, renewable energy and component certification testing, as well as increased laboratory capacity. Margin improvement was driven by both higher revenue and higher operational efficiency.
Consumer Segment Results
Consumer revenue of $321 million compared to $295 million in the third quarter of 2023, an increase of 8.8%, or 9.2% on an organic basis. Operating income of $37 million compared to operating loss of $5 million in the third quarter of 2023. Operating income margin of 11.5% compared to operating loss margin of 1.7% in the third quarter of 2023. Adjusted EBITDA of $62 million compared to $50 million in the third quarter of 2023, an increase of 24.0%. Adjusted EBITDA margin of 19.3% compared to 16.9% in the third quarter of 2023. Revenue and Adjusted EBITDA gains were driven by retail and electromagnetic compatibility testing. Margin improvement was driven by both higher revenue and higher operational efficiency.
Software and Advisory Segment Results
Software and Advisory revenue of $93 million compared to $91 million in the third quarter of 2023, an increase of 2.2% on a total and organic basis. Operating income of $3 million compared to $7 million in the third quarter of 2023. Operating income margin of 3.2% compared to 7.7% in the third quarter of 2023. Adjusted EBITDA of $15 million compared to $17 million in the third quarter of 2023, a decrease of 11.8%. Adjusted EBITDA margin of 16.1% compared to 18.7% in the third quarter of 2023. Revenue gains were driven by increased software revenue. The change in margin was primarily driven by higher compensation expenses associated with company-wide performance-based incentives.
Liquidity and Capital Resources
For the first nine months of 2024, the Company generated $394 million of net cash provided by operating activities, an increase from $341 million for the same period in 2023. Net cash provided by operating activities for the first nine months of 2024 was impacted by lower payments related to the Company’s cash-settled stock appreciation rights.
The Company continues to make strategic capital investments in energy transition opportunities to meet increased demand, and capital expenditures were $179 million, an increase from $156 million for the same period in 2023. Free Cash Flow for the first nine months was $215 million, compared to $185 million through the third quarter of 2023.
The Company paid a dividend of $25 million during the three months ended September 30, 2024.
As of September 30, 2024, total debt was $802 million, prior to unamortized debt issuance costs, a decrease from December 31, 2023 due to $110 million of net repayments on the Company's revolving credit facility.
The Company ended the quarter with cash and cash-equivalents of $327 million compared to $315 million at December 31, 2023.
In September 2024, the Company completed a follow-on public offering of an aggregate of 23,000,000 shares of Class A common stock consisting entirely of secondary shares sold by the selling stockholder. The Company did not sell any shares in the offering and did not receive any proceeds from the sale of the shares.
Full-Year 2024 Outlook
The Company’s key points on 2024 outlook include:
•Increasing to mid-to-high single digit constant currency, organic revenue growth
•Q4 constant currency, organic revenue growth expected to be in the mid-to-high single digit range
•Reiterating full-year Adjusted EBITDA margin improvement
•Capital expenditures expected to be 8.0 to 8.5% of revenue
•Continuing to pursue acquisitions and portfolio refinements

The Company’s 2024 outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve the results expressed by this outlook.
Conference Call and Webcast
UL Solutions will host a conference call today at 8:30 am ET to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through the UL Solutions Investor Relations website at ir.ul.com. For those unable to access the webcast, the conference call can be accessed by dialing 877-269-7751 or 201-389-0908. An archive of the webcast will be available on the Company’s website for 30 days.
About UL Solutions
A global leader in applied safety science, UL Solutions Inc. transforms safety, security and sustainability challenges into opportunities for customers in more than 100 countries. UL Solutions Inc. delivers testing, inspection and certification services, together with software products and advisory offerings, that support our customers’ product innovation and business growth. The UL Mark serves as a recognized symbol of trust in our customers’ products and reflects an unwavering commitment to advancing our safety mission. We help our customers innovate, launch new products and services, navigate global markets and complex supply chains, and grow sustainably and responsibly into the future. Our science is your advantage.
Investors and others should note that UL Solutions intends to routinely announce material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the UL Solutions Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public on our X account (@UL_Solutions) and our LinkedIn account (@ULSolutions). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the UL Solutions Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in UL Solutions to review the information shared on our Investor Relations website at ir.ul.com and to regularly follow our social media accounts. Users can automatically receive email alerts and information about the Company by subscribing to “Investor Email Alerts” at the bottom of the UL Solutions Investor Relations website at ir.ul.com.
Forward-Looking Statements
Certain statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s objectives and the Company’s plans, strategy, outlook and future financial performance. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “aim,” “objectives,” “target,” “outlook,” “guidance” and variations, or the negative, of these terms and similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while management considers reasonable, are inherently uncertain.
There are many risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements made in this press release, including, but not limited to, the following: falsification of or tampering with our reports or certificates; increases in self-certification of products in industries in which we provide services or corresponding decreases in third-party certifications; any conflict of interest or perceived conflict of interest between our testing, inspection and certification services and our enterprise and advisory services; increased competition in industries in which we participate; ineffectiveness of our portfolio management techniques and strategies; adverse market conditions or adverse changes in the political, social or legal condition in the markets in which we operate; failure to effectively implement our growth strategies and initiatives; increased government regulation of industries in which we operate; adverse government actions in respect of our operations, including enforcement actions related to environmental, health and safety matters; failure to retain and increase capacity at our existing facilities or build new facilities in a timely and cost-effective manner; failure to comply with applicable laws and regulations in each jurisdiction in which we operate, including environmental laws and regulations; fluctuations in foreign currency exchange rates; imposition of or increases in customs duties and other tariffs; deterioration of relations between the United States and countries in which we operate, including China; changes in labor regulations in jurisdictions in which we operate; changes in labor relations and unionization efforts by our employees; failure to recruit, attract and retain key employees, including through the implementation of diversity, equity and inclusion initiatives, and the succession of senior management; failure to recruit, attract and retain sufficient qualified personnel to meet our customers’ needs; past and future acquisitions, joint ventures, investments and other strategic initiatives; increases in raw material prices, fuel prices and other operating costs; changes in services we deliver or products we use; inability to develop new solutions or the occurrence of defects, failures or delay with new and existing solutions; increase in uninsured losses; ineffectiveness of deficiencies in our enterprise risk management program; volatility in credit markets or changes in our credit rating; actions of our employees, agents, subcontractors, vendors and other business partners; failure to maintain relationships with our customers, vendors and business partners; consolidation of our customers and vendors; disruptions in our global supply chain; changes in access to data from external sources; pending and future litigation, including in respect of our testing, inspection and certification services; allegations concerning our failure to properly perform our offered services; changes in the regulatory environment for our industry or the industries of our customers; delays in obtaining, failure to obtain or the withdrawal or revocation of our licenses, approvals or other authorizations; changes in our accreditations, approvals, permits or delegations of authority; issues with the integrity of our data or the databases upon which we rely; failure to manage our SaaS hosting network infrastructure capacity or disruptions in such infrastructure; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; compliance with agreements and instruments governing our indebtedness and the incurrence of new indebtedness; interest rate increases; volatility in the price of our Class A common stock; actions taken by, and control exercised by, ULSE Inc., our parent and controlling stockholder; ineffectiveness in, or failure to maintain, our internal control over financial reporting; negative publicity or changes in industry reputation; changes in tax laws and regulations, resolution of tax disputes or imposition of audit examinations; failure to generate sufficient cash to service our indebtedness; constraints imposed on our ability to operate our business or make necessary capital investments due to our outstanding indebtedness; natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; and other risks discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our Registration Statement on Form S-1, as amended (File No. 333-275468) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as well as other factors described from time to time in our filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Measures
In addition to financial measures based on accounting principles generally accepted in the United States of America (“GAAP”), this presentation includes supplemental non-GAAP financial information, including the presentation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin, Adjusted Diluted Earnings Per Share, Free Cash Flow and Free Cash Flow margin. Management uses non-GAAP measures in addition to GAAP measures to understand and compare operating results across periods and for forecasting and other purposes. Management believes these non-GAAP measures reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These non-GAAP financial measures have no standardized meaning presented in U.S. GAAP and may not be comparable to other similarly titled measures used by other companies due to potential differences between the companies in calculations. The use of these non-GAAP measures has limitations, and they should not be considered as substitutes for measures of financial performance and financial position as prepared in accordance with GAAP. See “Non-GAAP Financial Measures” below for definitions of these non-GAAP measures, and reconciliations to their most directly comparable GAAP measures.
Media:
Kathy Fieweger
Senior Vice President - Communications
Kathy.Fieweger@ul.com
+1 312-852-5156
Investors:
Dan Scott / Rodny Nacier, ICR Inc.
IR@ul.com

UL Solutions Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2024	2023	2024	2023
Revenue	$731	$676	$2,131	$1,994
Cost of revenue	373	344	1,088	1,031
Selling, general and administrative expenses	228	206	696	644
Goodwill impairment	—	37	—	37
Operating income	130	89	347	282
Interest expense	(14)	(7)	(42)	(23)
Other income (expense), net	—	(7)	18	8
Income before income taxes	116	75	323	267
Income tax expense	22	18	63	53
Net income	94	57	260	214
Less: net income attributable to non-controlling interests	6	4	15	12
Net income attributable to stockholders of UL Solutions	$88	$53	$245	$202

Earnings per common share:
Basic	$0.44	$0.27	$1.23	$1.01
Diluted	$0.44	$0.27	$1.22	$1.01

Weighted average common shares outstanding:
Basic	200	200	200	200
Diluted	202	200	201	200

UL Solutions Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$327	$315
Accounts receivable, net	354	362
Contract assets, net	223	179
Other current assets	73	97
Total current assets	977	953
Property, plant and equipment, net	602	555
Goodwill	651	623
Intangible assets, net	61	72
Operating lease right-of-use assets	183	151
Deferred income taxes	120	110
Capitalized software, net	133	139
Other assets	150	133
Total Assets	$2,877	$2,736
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$37	$—
Accounts payable	138	169
Accrued compensation and benefits	223	281
Operating lease liabilities - current	37	39
Contract liabilities	253	162
Other current liabilities	57	58
Total current liabilities	745	709
Long-term debt	760	904
Pension and postretirement benefit plans	222	232
Operating lease liabilities	153	120
Other liabilities	101	93
Total Liabilities	1,981	2,058
Total Stockholders’ Equity	896	678
Total Liabilities and Stockholders’ Equity	$2,877	$2,736

UL Solutions Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in millions)	2024	2023
Operating activities
Net cash flows provided by operating activities	$394	$341

Investing activities
Capital expenditures	(179)	(156)
Acquisitions, net of cash acquired	(26)	(18)
Proceeds from divestitures	30	4
Other investing activities, net	—	52
Net cash flows used in investing activities	(175)	(118)

Financing activities
Repayments of long-term debt, net	(110)	—
Dividends to stockholders of UL Solutions	(75)	(60)
Dividend to non-controlling interest	(15)	(14)
Other financing activities, net	(2)	(1)
Net cash flows used in financing activities	(202)	(75)

Effect of exchange rate changes on cash and cash equivalents	(5)	(13)

Net increase in cash and cash equivalents	12	135

Cash and cash equivalents
Beginning of period	315	322
End of period	$327	$457

UL Solutions Inc.
Supplemental Financial Information
Revenue by Major Service Category and Revenue Growth Components
(Unaudited)

Revenue by Major Service Category	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Certification Testing	$206	$182	$585	$531
Ongoing Certification Services	238	217	705	653
Non-certification Testing and Other Services	220	207	639	605
Software	67	70	202	205
Total	$731	$676	$2,131	$1,994

Revenue Change Components	Three Months Ended September 30, 2024
(in millions)	Organic[1]	Acquisition / Divestiture[2]	FX3	Total	Organic % Change	Total % Change
Revenue change
Industrial	$34	$(6)	$(1)	$27	11.7%	9.3%
Consumer	27	—	(1)	26	9.2%	8.8%
Software and Advisory	2	—	—	2	2.2%	2.2%
Total	$63	$(6)	$(2)	$55	9.3%	8.1%

Revenue Change Components	Nine Months Ended September 30, 2024
(in millions)	Organic[1]	Acquisition / Divestiture[2]	FX3	Total	Organic % Change	Total % Change
Revenue change
Industrial	$95	$(12)	$(9)	$74	11.2%	8.7%
Consumer	62	(1)	(11)	50	7.1%	5.7%
Software and Advisory	11	2	—	13	4.2%	4.9%
Total	$168	$(11)	$(20)	$137	8.4%	6.9%
_________
1.Organic reflects revenue change in a given period excluding Acquisition / Divestiture and FX in that same period, expressed in dollars or as a percentage of revenue in the prior period.
2.Acquisition / Divestiture is calculated as revenue change in a given period related to acquisitions or disposals of businesses using prior period exchange rates, expressed in dollars or as a percentage of revenue in the prior period. Revenues from an acquisition or disposal are measured as Acquisition / Divestiture for the initial twelve month period following the acquisition or disposal date. Subsequently, the revenue impact from the acquired or disposed business is measured as Organic.
3.FX reflects the impact that foreign currency exchange rates have on revenue in a given period, expressed in dollars or as a percentage of revenue in the prior period. The Company uses constant currency to calculate the FX impact on revenue in a given period by translating current period revenues at prior period exchange rates, expressed as a percentage of revenue in the prior period.

UL Solutions Inc.
Supplemental Financial Information
Non-GAAP Measures
(Unaudited)

Non-GAAP Financial Measures
In addition to financial measures determined in accordance with GAAP, the Company considers a variety of financial and operating measures in assessing the performance of its business. The key non-GAAP measures the Company uses are Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin, Adjusted Diluted Earnings Per Share, Free Cash Flow and Free Cash Flow margin, which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, diluted earnings per share, net cash provided by operating activities or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin and Adjusted Diluted Earnings Per Share to measure the operational strength and performance of its business and believes these measures provide additional information to investors about certain non-cash items and unusual items that the Company does not expect to continue at the same level in the future. Further, management believes these non-GAAP financial measures provide a meaningful measure of business performance and provide a basis for comparing the Company’s performance to that of other peer companies using similar measures. The Company uses Free Cash Flow as an additional liquidity measure and believes it provides useful information to investors about the cash generated from the Company’s core operations that may be available to repay debt, make other investments and return cash to stockholders.
There are material limitations to using these non-GAAP financial measures. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, other expense (income), income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income, as applicable. Adjusted Net Income and Adjusted Diluted Earnings Per Share do not take into account certain significant items, including other expense (income), stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company’s net income and diluted earnings per share, as applicable. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct and therefore may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering these non-GAAP financial measures in conjunction with net income, operating income, diluted earnings per share and net cash provided by operating activities as calculated in accordance with GAAP.
See additional information below regarding the definitions of these non-GAAP financial measures and reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure.

The table below reconciles net income to Adjusted EBITDA for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, unless otherwise stated)	2024	2023	2024	2023
Net income	$94	$57	$260	$214
Depreciation and amortization expense	43	37	125	111
Interest expense	14	7	42	23
Other expense (income), net	—	7	(18)	(8)
Income tax expense	22	18	63	53
Stock-based compensation	10	—	16	—
Goodwill impairment	—	37	—	37
Restructuring	—	—	(1)	—
Adjusted EBITDA[1]	$183	$163	$487	$430
Revenue	$731	$676	$2,131	$1,994
Net income margin	12.9%	8.4%	12.2%	10.7%
Adjusted EBITDA margin[2]	25.0%	24.1%	22.9%	21.6%
__________
1.The Company defines Adjusted EBITDA as net income adjusted for depreciation and amortization expense, interest expense, other expense (income), net, income tax expense, as well as stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. The Company believes that the presentation of Adjusted EBITDA provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted EBITDA provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affects the Company's net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.
2.Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of revenue.

The table below reconciles segment operating income to segment Adjusted EBITDA for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, unless otherwise stated)	2024	2023	2024	2023
Industrial
Segment operating income	$90	$87	$250	$242
Depreciation and amortization expense	12	9	33	26
Stock-based compensation	4	—	6	—
Adjusted EBITDA[1]	$106	$96	$289	$268
Revenue	$317	$290	$926	$852
Operating income margin	28.4%	30.0%	27.0%	28.4%
Adjusted EBITDA margin[2]	33.4%	33.1%	31.2%	31.5%

Consumer
Segment operating income (loss)	$37	$(5)	$92	$31
Depreciation and amortization expense	20	18	59	55
Stock-based compensation	5	—	8	—
Goodwill impairment	—	37	—	37
Restructuring	—	—	(1)	—
Adjusted EBITDA[1]	$62	$50	$158	$123
Revenue	$321	$295	$929	$879
Operating income (loss) margin	11.5%	(1.7)%	9.9%	3.5%
Adjusted EBITDA margin[2]	19.3%	16.9%	17.0%	14.0%

Software and Advisory
Segment operating income	$3	$7	$5	$9
Depreciation and amortization expense	11	10	33	30
Stock-based compensation	1	—	2	—
Adjusted EBITDA[1]	$15	$17	$40	$39
Revenue	$93	$91	$276	$263
Operating income margin	3.2%	7.7%	1.8%	3.4%
Adjusted EBITDA margin[2]	16.1%	18.7%	14.5%	14.8%

Adjusted EBITDA[1]	$183	$163	$487	$430
__________
1.See definition on previous page.
2.See definition on previous page.

The table below reconciles net income to Adjusted Net Income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, unless otherwise stated)	2024	2023	2024	2023
Net income	$94	$57	$260	$214
Other expense (income), net	—	7	(18)	(8)
Stock-based compensation	10	—	16	—
Goodwill impairment	—	37	—	37
Restructuring	—	—	(1)	—
Tax effect of adjustments[2]	—	(3)	2	(1)
Adjusted Net Income[1]	$104	$98	$259	$242
Revenue	$731	$676	$2,131	$1,994
Net income margin	12.9%	8.4%	12.2%	10.7%
Adjusted Net Income margin[3]	14.2%	14.5%	12.2%	12.1%
__________
1.The Company defines Adjusted Net Income as net income adjusted for other expense (income), net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, each net of tax. The Company believes that the presentation of Adjusted Net Income provides additional information to investors about certain non-cash items and unusual items that are expected to continue at the same level in the future. Further, the Company believes Adjusted Net Income provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted Net Income. Adjusted Net Income does not take into account certain significant items, including other expense (income), stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company's net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Net Income in conjunction with net income as calculated in accordance with GAAP.
2.The Company computed the tax effect of adjustments to net earnings by applying the statutory tax rate in the relevant jurisdictions to the taxable income or expense items that are adjusted in the period presented. If a valuation allowance exists, the rate applied is zero.
3.Adjusted Net Income margin is calculated as Adjusted Net Income as a percentage of revenue.

The table below reconciles diluted earnings per share to Adjusted Diluted Earnings Per Share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Diluted earnings per share[2]	$0.44	$0.27	$1.22	$1.01
Other expense (income), net	—	0.03	(0.09)	(0.04)
Stock-based compensation	0.05	—	0.08	—
Goodwill impairment	—	0.19	—	0.19
Restructuring	—	—	(0.01)	—
Tax effect of adjustments[3]	—	(0.02)	0.01	(0.01)
Adjusted Diluted Earnings Per Share1 2	$0.49	$0.47	$1.21	$1.15
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1.The Company defines Adjusted Diluted Earnings Per Share as diluted earnings per share attributable to stockholders of UL Solutions adjusted for other expense (income), net, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. The Company believes that the presentation of Adjusted Diluted Earnings Per Share provides additional information to investors about certain non-cash items and unusual items that are expected to continue at the same level in the future. Further, the Company believes Adjusted Diluted Earnings Per Share provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted Diluted Earnings Per Share. Adjusted Diluted Earnings Per Share does not take into account certain significant items, including other expense (income), stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company's diluted earnings per share, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Diluted Earnings Per Share in conjunction with diluted earnings per share as calculated in accordance with GAAP.
2.Diluted earnings per share and Adjusted Diluted Earnings Per Share have been adjusted for the period ended September 30, 2023 to reflect a 2-for-1 forward split of the Company's Class A common stock effected on November 20, 2023.
3.See definition on previous page.

The table below reconciles net cash provided by operating activities to Free Cash Flow for the periods presented.

	Nine Months Ended September 30,
(in millions)	2024	2023
Net cash provided by operating activities	$394	$341
Capital expenditures	(179)	(156)
Free Cash Flow[1]	$215	$185
Revenue	$2,131	$1,994
Net cash provided by operating activities margin	18.5%	17.1%
Free Cash Flow margin[2]	10.1%	9.3%
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1.The Company defines Free Cash Flow as cash from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include purchases of property, plant and equipment and capitalized software. These items are subtracted from cash from operating activities because they represent long-term investments that are required for normal business activities. The Company uses Free Cash Flow as an additional liquidity measure and believes it provides useful information to investors about the cash generated from its core operations that may be available to repay debt, make other investments and return cash to stockholders. There are material limitations to using Free Cash Flow. Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Free Cash Flow in conjunction with net cash provided by operating activities as calculated in accordance with GAAP.
2.Free Cash Flow margin is calculated as Free Cash Flow as a percentage of revenue.